UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

CNL Retirement Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32607	59-3491443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.	32801
Orlando, Florida	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 23, 2005, Thomas J. Hutchison III resigned as Chief Executive Officer and President of CNL Retirement Properties, Inc. (the "Company"), effective as of September 23, 2005. Mr. Hutchison also resigned as Director, Chief Executive Officer and President of the Company’s advisor, CNL Retirement Corp. (the "Advisor"), effective as of September 23, 2005.

Effective as of September 23, 2005, Stuart J. Beebe was appointed Chief Executive Officer and President of the Company and was relinquished of his position as Executive Vice President of Acquisitions and Finance of the Company. Mr. Beebe will serve as Chief Executive Officer and President of the Company until his successor is elected and qualifies or until his death, resignation or removal in the manner provided in the Company’s bylaws. In addition, effective as of September 23, 2005, Stuart J. Beebe was appointed Chief Executive Officer and President of the Advisor.

The following is some information regarding Mr. Beebe’s professional background:

Stuart J. Beebe, age 47. From December 31, 2004 until September 23, 2005, Mr. Beebe served as Executive Vice President of Acquisitions & Finance of the Company and the Advisor. In those roles, Mr. Beebe coordinated all new business development and investment activities and oversaw the financing of projects and structuring of corporate debt. He also worked closely with other senior management in the development and execution of the Company’s and the Advisor’s strategic business plan. Mr. Beebe served as Chief Financial Officer of the Company and the Advisor from July 2002 through December 2004. From December 1997 through July 2002, Mr. Beebe served as Chief Financial Officer of CNL Real Estate Group, Inc. and CNL Realty & Development Corp. and was responsible for executing their financial and capital structuring initiatives. He also coordinated their investment and development activities focused on commercial office buildings and master planned communities. Prior to joining CNL in December of 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln’s Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B. A. in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also a member of the National Association of Real Estate Investment Trusts (NAREIT), the National Association of Industrial Office Properties (NAIOP) and the Urban Land Institute (ULI).

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

	Exhibit No. 99.1	Press Release dated September 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CNL RETIREMENT PROPERTIES, INC.

Date: September 29, 2005	/s/ Clark Hettinga
Clark Hettinga
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated September 29, 2005.